EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of StanCorp Financial Group, Inc. on Form S-8 of our report dated January 31, 2002, appearing in the Annual Report on Form 10-K of StanCorp Financial Group, Inc. for the year ended December 31, 2001.

/S/    DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
September 5, 2002